International Growth and Income Fund, Inc.
One Market, Steuart Tower, Suite 1800
San Francisco, California 94105
Telephone (415) 421-9360

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$1,019
Class B	$3
Class C	$19
Class F-1	$150
Class F-2	$33
Total	$1,224
Class 529-A	$2
Class 529-B	$0
Class 529-C	$0
Class 529-E	$0
Class 529-F-1	$0
Class R-1	$0
Class R-2	$0
Class R-3	$0
Class R-4	$1
Class R-5	$55
Total	$58

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.0304
Class B	$0.0083
Class C	$0.0103
Class F-1	$0.0324
Class F-2	$0.0388
Class 529-A	$0.0234
Class 529-B	$0.0000
Class 529-C	$0.0014
Class 529-E	$0.0072
Class 529-F-1	$0.0279
Class R-1	$0.0000
Class R-2	$0.0000
Class R-3	$0.0058
Class R-4	$0.0211
Class R-5	$0.0405

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	51,494
Class B	537
Class C	2,877
Class F-1	6,225
Class F-2	1,288
Total	62,421
Class 529-A	141
Class 529-B	9
Class 529-C	11
Class 529-E	7
Class 529-F-1	2
Class R-1	49
Class R-2	52
Class R-3	53
Class R-4	51
Class R-5	1,795
Total	2,170

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$22.92
Class B	$22.90
Class C	$22.90
Class F-1	$22.92
Class F-2	$22.93
Class 529-A	$22.92
Class 529-B	$22.90
Class 529-C	$22.90
Class 529-E	$22.92
Class 529-F-1	$22.94
Class R-1	$22.91
Class R-2	$22.91
Class R-3	$22.93
Class R-4	$22.93
Class R-5	$22.93